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                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 NEW RES, INC.

                 This Amended and Restated Certificate of Incorporation of New RES, Inc., a corporation incorporated under the General Corporation Law of the State of Delaware (the "Corporation") on May 30, 1997, has been duly adopted and executed in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. The undersigned, being an authorized officer of the Corporation, hereby certifies that:

                 FIRST:           The name of the Corporation is New RES, Inc.

                 SECOND:          The address of the registered office of the
Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                 THIRD:           The purpose of the Corporation is to engage
in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

                 FOURTH:          The total number of shares of stock which the
Corporation shall have authority to issue is 510,000,000 shares of capital stock, classified as (i) 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and (ii) 500,000,000 shares of common stock, par value $0.001 per share ("Common Stock").

                 1.       Provisions Relating to Preferred Stock.

                 Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to

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have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized to establish and designate series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the powers, rights, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions of the shares of each series and the variations of the relative designations, powers, rights, preferences and relative, participating, optional or other special rights and qualifications, limitations, and restrictions as between series, and to increase (but not above the total number of authorized shares of such class) and to decrease (but not below the number of shares thereof then outstanding) the number of shares constituting each series.

                 2.       Provisions Relating to Common Stock

                 (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

                 (b) Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                 (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares
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of Common Stock held by them.  A liquidation, dissolution or winding-up of the
Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

                 FIFTH:   In furtherance and not in limitation of the powers
conferred by law, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

                 SIXTH:   (a)      A director of the Corporation shall not be
personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or
(ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a), nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a), would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                 (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the

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fact that such person is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

        (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expense as authorized by this Article, and the Corporation may adopt bylaws or enter into agreements with such persons for the purpose of providing for such advances.

        IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation on this 9th day of October, 1997.


                                        New RES, Inc.


                                        By: /s/ JOHN J. MCLAINE
                                           -----------------------------
                                        Name:   John J. McLaine
                                        Title:  Executive Vice
                                                President and Secretary



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                            CERTIFICATE OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NEW RES, INC.

          New RES, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1. The name of the Corporation is New RES, Inc. and the original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on May 30, 1997.

          2. This Certificate of Amendment to the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted and executed in accordance with the provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware (the "DGCL").

          3. The text of paragraph First of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

          First:    The name of the Corporation (hereinafter referred to as
          the "Corporation") is

                           EXCEL Communications, Inc.

          4. The holders of all of the shares of the common stock, par value $0.001 per share, of the Corporation which are outstanding and entitled to vote on the amendment set forth above have signed a Unanimous Written Consent pursuant to Section 228 of the DGCL adopting such amendment.
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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by a duly authorized officer this 14th day of October, 1997.

                                                 NEW RES, INC.

                                                 By: /s/ JOHN J. MCLAINE
                                                     --------------------------
                                                     Name: John J. McLaine
                                                     Title: President and
                                                                Chief Operating
                                                                Officer





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